Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of this 15th day of September 2014, by and between UNILIFE CORPORATION (“Unilife”) and Alan D. Shortall. (“Shortall”).

WHEREAS, Unilife and Shortall have entered into an employment agreement, dated as of September 30, 2011 (the “Agreement”) in connection with Shortall’s employment by Unilife; and

WHEREAS, Unilife and Shortall desire to amend the term of the Agreement.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.	The first sentence of Section 1 of the Agreement is deleted in its entirety and replaced with the following. Other than this first sentence of Section 1, Section 1 shall remain unchanged:

“This Agreement shall be effective as of October 1, 2011 and shall expire on December 31, 2019.”

2.	Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

3.	All other provisions of the Agreement not amended by this Amendment shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above.

UNILIFE CORPORATION:		Alan D. Shortall:

By:	/s/ John Ryan	/s/ Alan D. Shortall
John Ryan
SVP, General Counsel & Secretary